Plante & Moran, PLLC
                                                                       Suite 600
                                                            8181 E. Tufts Avenue
                                                                Denver, CO 80237
                                                               Tel: 303.740.9400
                                                               Fax: 303.740.9009
                                                                 Plantemoran.com


                                 March 29, 2021


Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Commissioners:

We have read the statements made by Fortitude Gold Corporation and are in agreement with the statements contained in Item 4.01(a) therein, which we understand was filed with the Securities and Exchange Commission, pursuant to
Item 4.01 of Form 8-K of Fortitude Gold Corporation dated March 25, 2021. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                Very truly yours,

                                                /s/ Plante & Moran, PLLC

                                                Plante & Moran, PLLC
                                                Denver, Colorado